EXHIBIT - a

     Filed with the State of New Jersey, Division of Revenue on June 27, 2003

                                                John E. McCormac, CPA
                                           ____________________________
                                                   State Treasurer


                    ARTICLES OF INCORPORATION-FOR PROFIT
                                      OF

                             FRANK VALUE FUND, Inc.

                    A Business-stock Corporation (NJ-REG)
                      NJ Corporation Number 0400033312

In compliance with the requirements of the applicable provisions of NJ-REG (relating to corporations and unincorporated associations) the undersigned, desiring to incorporate a corporation for profit hereby, state(s) that:

1. The name of the corporation is:  Frank Value Fund, Inc.

2. Type of Business Entity:  Domestic Profit (DP) under Statutory Authority
                             NJSA Title 14A For-Profit Corporation.

3. Business Purpose: "The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under NJSA 14A:1-1 et seq."

4. The address of this corporation, including street and number of its initial registered office is:

         6 Stacy Court       Parsippany, NJ 07054        Morris County

5. The aggregate number of shares authorized is: 500,000,000.

6. The names and addresses of the incorporators are:

       Alfred C. Frank      6 Stacy Court       Parsippany, NJ 07054
       Brian J. Frank       6 Stacy Court       Parsippany, NJ 07054

7. The specified effective date is: June 27, 2003.


IN TESTIMONY WHEREOF the incorporators have signed these Articles of Incorpora-tion this 27th day of June, 2003.





                                               By: /s/ Alfred C. Frank
                                                       _________________
                                                       Alfred C. Frank

                                                   /s/ Brian J. Frank
                                                       _________________
                                                       Brian J. Frank



                                    - 1 -